Exhibit 99.1

Shea Homes Reports First Quarter 2012 Results

Walnut, Calif., May 7, 2012

Shea Homes, one of America’s largest private homebuilders, recently reported results for the first quarter ended March 31, 2012.

Three Months Ended 3/31/12 Highlights, Commentary and Comparisons to Three Months Ended 3/31/11

•	Total revenues were $105.6 million compared to $74.1 million, a 43% increase.
•	Gross margin was 19.5% compared to 14.3%, a 36% increase.
•	Homes closed were 238 compared to 182, a 31% increase.
•	House revenues were $100.9 million* compared to $71.2 million*, a 42% increase.
•

Average selling price of homes closed was $424,000 compared to $391,000, an 8% increase and primarily attributable to price increases in several communities in our Southern California, Northern California and South West segments and product mix weighted to higher-priced homes in our Southern California, San Diego and Mountain West segments.

•

House gross margin was 20.7%* compared to 18.1%*, a 14% increase and primarily attributable to price increases in several communities in our Northern California and South West segments and product mix weighted to higher-margin homes.

•

SG&A expense was $17.6 million compared to $16.4 million and primarily attributable to higher direct selling costs associated with higher house revenues. As a percentage of revenue, SG&A expense was 16.7% compared to 22.2% in 2011.

•	Net loss attributable to Shea Homes was $0.4 million compared to $8.3 million. This decrease was primarily attributable to a $10.0 million increase in homebuilding gross margin.
•

Interest incurred was $16.7 million compared to $19.7 million and, for the quarter, primarily attributable to a lower effective interest rate associated with our $750.0 million senior secured notes issued in May 2011 (8.9%) compared to our previously outstanding indebtedness (11.3%) which was restructured in November 2010 and included higher yield subordinated debt, loan restructuring fees and amortization of loan discounts.

•	Cash, restricted cash and investments at March 31, 2012 was $326.6 million compared to $314.5 million at December 31, 2011.
•	Home sales were 499 compared to 346, a 44% increase. Active Selling Communities (ASC’s) averaged 71 and 77 in the first quarter of 2012 and 2011, respectively.
¡	Home sales per community were 7.0 homes or 2.3 per month this year compared to 4.5 homes or 1.5 per month last year, a 56% increase.
¡	Cancellation rate was 15% compared to 19%.
•	Backlog units at March 31, 2012 were 722 compared to 572 at March 31, 2011, a 26% increase.
¡	Backlog sales value was $283.9 million at March 31, 2012 compared to $244.4 million at March 31, 2011, a 16% increase.
¡	Backlog average selling price was $393,000 at March 31, 2012 compared to $427,000 at March 31, 2011, an 8% decrease.

Bert Selva, President and CEO, stated: “We experienced strong first quarter results in 2012 compared to 2011, including a 44% increase in new home orders and a 56% increase in new home orders per community. In addition, house closings and revenues were up 31% and 42%, respectively, and house gross margins improved 260 basis points to 20.7%.”

“We are well positioned to take advantage of the housing market recovery. We have $313 million in cash and investments and continue to invest in profitable land opportunities in desirable locations to supplement the favorable land positions we hold today. For the second year in a row, Shea Homes was honored as one of 50 top consumer brands in the country to be named a JD Power “Customer Service Champion”. We believe this will further differentiate our brand in the homebuilding industry while driving lower selling costs from increased referrals.”

Redemption of Interest in Consolidated Joint Venture

In March 2012, Shea Homes Limited Partnership’s (“SHLP”) entire 58% interest in Shea Colorado, LLC (“SCLLC”), a consolidated joint venture with Shea Properties II, LLC, was redeemed by SCLLC. The consideration received by SHLP was a distribution of cash, a secured note receivable, inventory and certain liabilities. Prior to the redemption, these distributed assets were not part of the collateral that secures our notes. The estimated fair value of the assets received by SHLP, following the redemption and now included among the collateral securing our notes, was $30.8 million (unaudited). As a related party transaction among entities under common control, the consideration received by SHLP was recorded at its net book value of $24.0 million. As a result of this redemption, SCLLC is excluded from SHLP’s consolidated financial statements effective March 31, 2012, which resulted in a net reduction of $39.8 million in net assets and a corresponding reduction in total equity, of which $11.6 million was attributable to SHLP and $28.2 million to non-controlling interests.

Bert Selva stated: “As intended, this redemption transfers residential assets to Shea Homes in a fair and equitable manner while strengthening the collateral securing our notes.”

*	See “Reconciliation of Non-GAAP Financial Measures” beginning on page 9.

About Shea Homes

Shea Homes is one of the largest private homebuilders in the nation. Since its founding in 1968, Shea Homes has closed in excess of 88,000 homes. Shea Homes builds homes with quality craftsmanship and designs that best fit varied lifestyles and budgets. Over the past several years, Shea Homes has been recognized as a leader in customer satisfaction with a reputation for design, quality and service. For more about Shea Homes and its communities, visit www.sheahomes.com.

The preceding summary of the financial results of Shea Homes Limited Partnership and its subsidiaries does not purport to be complete and is qualified in its entirety by reference to the consolidated financial statements of Shea Homes Limited Partnership and its subsidiaries, available on our website at: http://www.sheahomes.com/investor

This news release contains forward-looking statements and information relating to Shea Homes Limited Partnership and its subsidiaries that are based on the beliefs of, as well as assumptions made by, and information currently available to, our management. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to Shea Homes Limited Partnership and its subsidiaries are intended to identify forward-looking statements. These statements reflect our management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of Shea Homes Limited Partnership’s and its subsidiaries’ control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: changes in employment levels; changes in the availability of financing for homebuyers; changes in interest rates; changes in consumer confidence; changes in levels of new and existing homes for sale; changes in demographic trends; changes in housing demands; changes in home prices; elimination or reduction of the tax benefits associated with owning a home; litigation risks associated with home warranty and construction defect and other claims; and various other factors, both referenced and not referenced above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, Shea Homes Limited Partnership and its subsidiaries neither intend nor assume any obligation to revise or update these forward-looking statements, which speak only as of their dates. Shea Homes Limited Partnership and its subsidiaries nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact: Bruce Varker, CFO @ 909-594-9500 or bruce.varker@sheahomes.com

KEY OPERATIONAL AND FINANCIAL DATA

(dollars in thousands)

	At or For the Three Months Ended March 31,
	2012	2011	% Change
	(unaudited)	(unaudited)
Operating Data:
Revenues	$105,603	$74,059	43%
Gross margin %	19.5%	14.3%	36%
Homebuilding revenues (a) *	$105,360	$73,802	43%
Homebuilding gross margin % (a) *	19.3%	14.0%	37%
House revenues *	$100,905	$71,168	42%
House gross margin % *	20.7%	18.1%	14%
Adjusted house gross margin % excluding interest in cost of sales *	28.3%	26.2%	8%
Inventory impairment	$—	$618	-100%
SG&A expense	$17,603	$16,441	7%
SG&A % of total revenue	16.7%	22.2%	-25%
Net loss attributable to Shea Homes	$(411)	$(8,289)	-95%
Adjusted EBITDA (b) *	$14,559	$3,530	312%
Interest incurred	$16,661	$19,662	-15%
Interest capitalized to inventory	$10,195	$15,271	-33%
Interest expense	$6,288	$3,951	59%
Interest in cost of sales (c)	$7,784	$5,808	34%

Other Data (d) :
Home sales orders (units)	499	346	44%
Homes closed (units)	238	182	31%
Average selling price	$424	$391	8%
Average active selling communities	71	77	-8%
Home sales orders per community	7.0	4.5	56%
Cancellation rate	15%	19%	-21%
Backlog at end of period (units)	722	572	26%
Backlog at end of period (sales value)	$283,899	$244,390	16%
Lots owned or controlled (units)	17,803	16,528	8%
Homes under construction (units) (e)	591	569	4%

(a)	Homebuilding revenue and gross margin include house, land and other homebuilding activities.
(b)	EBITDA is adjusted for non-recurring items of (1) professional fees related to debt issuance costs, modifications and waivers, (2) loss on debt extinguishment, (3) deposit write-offs and impairment losses on real estate assets, investments in joint ventures and non-controlling interest, (4) realized (gains) losses on sales of marketable securities and other than temporary impairments on marketable securities, and (5) restructuring costs, primarily severance. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA information, as presented, is useful as a measure of the ability to service debt and obtain financing; however, it is not a U.S. generally accepted accounting principle (“GAAP”) financial measure and should not be considered in isolation or as an alternative to operating performance or other liquidity measures prescribed by GAAP.
(c)	As previously capitalized to house and land.
(d)	Represents consolidated activity only; excludes unconsolidated joint ventures.
(e)	Homes under construction includes completed homes.

*	See "Reconciliation of Non-GAAP Financial Measures" beginning on page 9.

	March 31, 2012	December 31, 2011	% Change
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents, restricted cash and investments	$326,598	$314,512	4%
Inventory and investments in joint ventures	788,292	801,680	-2%
Total assets	1,292,700	1,328,116	-3%
Notes payable	751,374	752,056	0%
Total equity	290,831	328,003	-11%

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Cash and cash equivalents	$278,338	$268,366
Restricted cash	13,886	13,718
Investments	34,374	32,428
Accounts and other receivables, net	112,267	120,689
Receivables from related parties, net	35,337	60,223
Inventory	770,734	783,810
Investments in joint ventures	17,558	17,870
Other assets, net	30,206	31,012

Total assets	$1,292,700	$1,328,116

Liabilities and equity
Liabilities:
Notes payable	$751,374	$752,056
Other liabilities	250,495	248,057

Total liabilities	1,001,869	1,000,113

Total equity	290,831	328,003

Total liabilities and equity	$1,292,700	$1,328,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Revenues	$105,603	$74,059
Cost of sales	(85,035)	(63,446)

Gross margin	20,568	10,613

Selling, general and administrative expenses	(17,603)	(16,441)
Interest and other expense, net	(3,915)	(2,713)

Loss before income taxes	(950)	(8,541)

Income tax benefit	752	341

Net loss	(198)	(8,200)
Less: Net income attributable to non-controlling interests	(213)	(89)

Net loss attributable to Shea Homes	$(411)	$(8,289)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Operating activities
Net loss	$(198)	$(8,200)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,812	1,547
Impairment of inventory	—	618
Other operating activities, net	233	(186)
Changes in operating assets and liabilities:
Inventory	(3,908)	(30,576)
Payables and other liabilities	3,240	(2,032)
Other operating assets	8,581	659

Net cash provided by (used in) operating activities	9,760	(38,170)

Investing activities
Proceeds from sale of available-for-sale investments	203	294
Net (increase) decrease in promissory notes from related parties	(108)	11,327
Other investing activities, net	(516)	(686)

Net cash (used in) provided by investing activities	(421)	10,935

Financing activities
Net decrease in debt	(601)	(21,287)
Amortization of notes payable discount	—	3,797
Other financing activities, net	1,234	1,278

Net cash provided by (used in) financing activities	633	(16,212)

Net increase (decrease) in cash and cash equivalents	9,972	(43,447)
Cash and cash equivalents at beginning of period	268,366	166,874

Cash and cash equivalents at end of period	$278,338	$123,427

SEGMENT OPERATING DATA

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2012		2011
	Homes Closed	Avg. Selling Price	Homes Closed	Avg. Selling Price
Homes closed:
Southern California	47	$496	39	$507
San Diego	27	522	11	519
Northern California	57	453	34	465
Mountain West	38	462	27	400
South West	65	297	67	268
Other	4	201	4	273

Total consolidated	238	$424	182	$391
Unconsolidated joint ventures	20	310	20	338

Total	258	$415	202	$386

	Three Months Ended March 31,
	2012		2011
	Home Sales Orders	Avg. Active Selling Communities	Home Sales Orders	Avg. Active Selling Communities
Home sales orders:
Southern California	70	10	80	12
San Diego	53	11	40	10
Northern California	121	15	42	12
Mountain West	89	13	58	13
South West	154	19	120	27
Other	12	3	6	3

Total consolidated	499	71	346	77
Unconsolidated joint ventures	43	12	39	13

Total	542	83	385	90

	At March 31,
	2012		2011
	Backlog Units	Backlog Sales Value	Backlog Units	Backlog Sales Value
Backlog:
Southern California	82	$38,831	118	$65,469
San Diego	65	27,037	71	36,697
Northern California	169	85,626	84	43,483
Mountain West	146	63,873	91	42,631
South West	241	64,259	200	54,422
Other	19	4,273	8	1,688

Total consolidated	722	$283,899	572	$244,390
Unconsolidated joint ventures	57	17,917	41	12,154

Total	779	$301,816	613	$256,544

SEGMENT OPERATING DATA (continued)

(unaudited)

	At March 31,
	2012	2011
Lots owned or controlled:
Southern California	1,197	1,375
San Diego	752	866
Northern California	3,968	3,409
Mountain West	9,988	9,062
South West	1,846	1,737
Other	52	79

Total consolidated	17,803	16,528
Unconsolidated joint ventures	1,956	7,708

Total	19,759	24,236

Lots by ownership type:
Lots owned	9,977	9,246
Lots optioned or subject to contract	7,826	7,282
Joint venture lots	1,956	7,708

Total	19,759	24,236

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

In this earnings release, we utilize certain financial measures and ratios, including Adjusted EBITDA, that in each case are not recognized under GAAP. These measures are presented as we believe they and similar measures are widely used as a means of evaluating a company’s operating performance and financing structure and, in certain cases, because those measures could be used to determine compliance with contractual covenants. These measures are useful because they eliminate from our operating results the impact of certain non-recurring income and expense items, which may facilitate comparability. They may not be comparable to other similarly titled measures of other companies and are not measurements under GAAP, nor should they be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following reconciles revenues, cost of sales and gross margins, as reported, to adjusted revenues, cost of sales and gross margins, which excludes impairment charges, interest in cost of sales, land sales and other transactions:

	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	Revenue	Cost of Sales	Gross Margin $	Gross Margin %	Revenue	Cost of Sales	Gross Margin $	Gross Margin %
Total	$105,603	$(85,035)	$20,568	19.5%	$74,059	$(63,446)	$10,613	14.3%
Less: Other	(243)		(243)		(257)		(257)

Homebuilding	105,360	(85,035)	20,325	19.3%	73,802	(63,446)	10,356	14.0%
Less: Land	(3,963)	1,749	(2,214)	55.9%	(1,873)	1,552	(321)	17.1%
Less: Impairment	—	—	—		—	618	618
Less: Other homebuilding	(492)	3,310	2,818		(761)	2,977	2,216

House	$100,905	$(79,976)	$20,929	20.7%	$71,168	$(58,299)	$12,869	18.1%

Add: Interest in house cost of sales (a)		7,654	7,654			5,808	5,808

Adjusted house excluding interest in cost of sales	$100,905	$(72,322)	$28,583	28.3%	$71,168	$(52,491)	$18,677	26.2%

(a)	Interest incurred is generally capitalized to inventory, then expensed in cost of sales as related units close.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)

(in thousands)

(unaudited)

The following reconciles net loss to adjusted EBITDA:

	Three Months Ended March 31,
	2012	2011
Net loss	$(198)	$(8,200)
Adjustments:
Income tax benefit	(752)	(341)
Depreciation and amortization expense	1,812	1,547
Interest in cost of sales (a)	7,784	5,808
Interest in equity in income (loss) from joint ventures (b)	177	243
Interest expense (c)	6,288	3,951
Impairment (d)	—	618
Project write-offs and abandonments (e)	252	20
Realized gain on marketable securities (f)	(22)	(139)
Restructuring costs (g)	14	154
Deferred gain recognition from PIC Transaction (h)	(796)	(131)

Adjusted EBITDA	$14,559	$3,530

(a)	Interest incurred is generally capitalized to inventory, then expensed in cost of sales as related units close.
(b)	Interest incurred is generally capitalized to investment in joint ventures, then expensed in equity in income (loss) from joint ventures as related units close.
(c)	Interest is expensed to the extent assets qualifying for interest capitalization do not exceed debt.
(d)	Impairment losses on real estate assets held and used in operations and investments in joint ventures.
(e)	Includes non-refundable deposits and costs associated with preparatory due diligence for land acquisitions subsequently abandoned.
(f)	Includes other than temporary gains on sale of marketable securities.
(g)	Costs of our restructuring plan, implemented in 2007 and continuing into 2012, comprised primarily of severance.
(h)	Amortization of deferred gain resulting from a series of novation and reinsurance transactions ("PIC Transaction") entered into by Partners Insurance Company ("PIC"), an indirect, wholly-owned subsidiary.